UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2008 (September 23, 2008)
Washington Banking Company
(Exact name of registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation)

000-24503	91-1725825
(Commission File Number)	(IRS Employer Identification No.)
450 Bayshore Drive
Oak Harbor, WA 98277
(Address of principal executive offices, including zip Code)
(360) 679-3121
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on July 3, 2008 to report information regarding the Severance Agreement and General Release entered into between Washington Banking Company (the “Company”) and Michal D. Cann, its Chief Executive Officer, on September 23, 2008, as required by Item 1.01 and Item 5.02.
     On July 3, 2008, the Company filed a Current Report on Form 8-K in connection with a report that Michal D. Cann will retire effective September 30, 2008 as the Chief Executive Officer and a director of the Company, and as a director of the Company’s wholly owned subsidiary, Whidbey Island Bank.
     On September 23, 2008, the Company and Mr. Cann entered into a Severance Agreement and General Release (the “Agreement”) effective September 30, 2008. The Agreement provides that upon his separation with the Company on September 30, 2008, the Company will pay Mr. Cann two years of his base compensation, calculated as the highest base salary over the prior three years, plus two times his last paid annual bonus or his average annual bonus over the past three years, whichever is greater. The severance pay will be paid to Mr. Cann as follows: one half in a lump sum payment and one-half paid in equal bi-monthly installments through September 30, 2009. In addition, under the terms of the Agreement, the Company will pay Mr. Cann for his accrued but unused vacation time and the title to a 2005 Chevrolet Tahoe that Mr. Cann has used for Company-related business shall be transferred to Mr. Cann. The Company shall also accelerate the vesting of Mr. Cann’s unvested stock options and restricted stock as of September 30, 2008, and shall pay Mr. Cann’s insurance premiums for COBRA benefits for up to 18 months beginning October 1, 2008. In exchange for the severance and other benefits pursuant to the terms of the Agreement, Mr. Cann agrees to waive, release and discharge the Company and its affiliated companies, employees and agents from all claims and damages related to his employment by the Company and his separation. The Agreement is revocable by Mr. Cann until September 30, 2008.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The information regarding the retirement of Michal D. Cann and the Severance Agreement and General Release by and between the Company and Mr. Cann, dated September 23, 2008, described in Item 1.01 above is integrated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Date: September 29, 2008	By:	/s/ Richard A. Shields
Richard A. Shields
Executive Vice President and Chief Financial Officer